Exhibit 23.2
                                                                    ------------


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated May 1, 2003, accompanying the financial statements of Cheviot Savings Bank as contained in the Pre-Effective Amendment No. 1 to Form S-1 and Form AC and OC of Cheviot Financial Corp. to be filed with the Securities and Exchange Commission and the Office of Thrift Supervision on or about September 2, 2003. We consent to the use of the aforementioned report in the Registration Statements and Prospectus and to the use of our name as it appears under the caption "Experts."




/s/ GRANT THORNTON LLP

Cincinnati, Ohio
September 2, 2003